EXHIBIT (h)(ii)
                                                                 ---------------













                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                        ALPS MUTUAL FUNDS SERVICES, INC.

                                       and

                                AGILE FUNDS, INC.

                      TRANSFER AGENCY AND SERVICE AGREEMENT
                                     between
                        ALPS MUTUAL FUNDS SERVICES, INC.,
                                       and
                                AGILE FUNDS, INC.




                                TABLE OF CONTENTS
                                -----------------

Section                                                                     Page
-------                                                                     ----

1.     Terms of Appointment and Duties.........................................1

2.     Fees and Expenses.......................................................4

3.     Representations and Warranties of ALPS..................................4

4.     Representations and Warranties of the Fund..............................4

5.     Wire Transfer Operating Guidelines......................................5

6.     Indemnification.........................................................6

7.     Standard of Care........................................................7

8.     Confidentiality.........................................................7

9.     Covenants of the Fund and ALPS..........................................7

10.    Duration and Termination of Agreement...................................8

11.    Assignment and Third Party Beneficiaries................................9

12.    Miscellaneous...........................................................9


       Appendix A.............................................................12
       Appendix B.............................................................13
       Appendix C.............................................................14
       Appendix D.............................................................15

                      TRANSFER AGENCY AND SERVICE AGREEMENT
                      -------------------------------------


AGREEMENT made as of the ___ day of _______ 2003, by and between Agile Funds, Inc. a Maryland corporation (the "Fund") and ALPS Mutual Funds Services, Inc., a Colorado corporation ("ALPS").

WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), presently offering shares in separate series and classes as listed in Appendix A attached hereto; and

WHEREAS, the Fund desires to appoint ALPS as its transfer agent, dividend disbursing agent and agent in connection with certain other activities as set forth herein (collectively "Shareholder and Record-Keeping Services") and ALPS desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   TERMS OF APPOINTMENT; DUTIES

1.1 Transfer Agency Services. Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints ALPS to act as, and ALPS agrees to act as, the transfer agent for the Fund's authorized and issued shares of beneficial interest, and the dividend disbursing agent. As used herein, the term "Shares" means the authorized and issued shares of common stock, or shares of beneficial interest, as the case may be, for the Fund. ALPS agrees that it will perform the following Shareholder and Record-Keeping services:

     (a)  ALPS shall:

          (i) Receive for acceptance orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized by the Board of Directors of the Fund (the "Custodian");

          (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder accounts;

          (iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

          (iv) In respect to the transactions in items (i) (ii) and (iii) above, ALPS shall execute transactions directly with broker-dealers, investment advisers and other institutions acting on behalf of investors authorized by the Fund who shall thereby be deemed to be acting on behalf of the Fund;

          (v) When it receives monies paid to it by the Custodian with respect to any redemption, pay or cause to be paid in the appropriate manner such monies as instructed by the redeeming Shareholders;

          (vi) Prepare and transmit payments (or where appropriate credit the account of a shareholder of the Fund ("Shareholder")) for dividends and distributions declared by the Fund;

          (vii) Maintain records of, account for and advise the Fund and its Shareholders as to the foregoing; and

          (viii) Record the issuance of Shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. ALPS shall also provide the Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

1.2 Additional Services. In addition to, and neither in lieu nor in contravention of, the services set forth in the above paragraph, ALPS shall perform the following services:

     (a) Other Customary Services. Perform the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing Shareholder proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts and maintaining records with respect to such withholding, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all taxable Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information.

     (b) Control Book. Maintain a daily record of all transactions, including receipts and disbursements of money and securities, and make available to the Fund a copy of such report on the next business day following the request;

     (c) "Blue Sky" Reporting. The Fund or its agent who provides blue sky services shall (i) identify to ALPS in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of ALPS for the Fund's blue sky State registration status under this Agreement is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and providing a system which will enable the Fund to monitor the total number of Shares sold in each State;

     (d) New Procedures. New procedures as to whom shall provide certain of these services in Section 1 may be established from time to time by agreement between the Fund and ALPS. With the Fund's prior approval, ALPS may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund's behalf.

     (e) Recordkeeping. ALPS shall create and maintain all records required of it pursuant to its duties hereunder in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act. All such records shall be the property of the Fund and shall be available during regular business hours for inspection, copying and use by the Fund. Where applicable, such records shall be maintained by ALPS for the periods and in the places required by Rule 31a-2 under the 1940 Act. Upon termination of this Agreement, the Transfer Agent shall deliver all such records to the Fund or such person as the Fund may designate, at the Fund's expense.

     (f) Availability of Facilities. Upon reasonable notice by the Fund, ALPS shall make available during regular business hours such of its facilities and premises employed in connection with the performance of its duties under this Agreement for reasonable visitation by the Fund, or any person retained by the Fund as may be necessary for the Fund to evaluate the quality of the services performed by ALPS pursuant hereto.

     (g) AML Program. ALPS agrees to (i) maintain an anti-money laundering program in compliance with applicable laws and regulations; and (ii) with respect to the beneficial ownership of shares in the Fund for which ALPS maintains the applicable shareholder information, comply with all applicable laws and regulations designed to guard against money laundering activities set out in such program. ALPS confirms that, as soon as possible, following the request from the Fund, ALPS will supply the Fund with copies of ALPS' anti-money laundering policy and procedures, and such other relevant certifications and representations regarding such policy and procedures as the Fund may reasonably request from time to time.

2.   FEES AND EXPENSES

2.1 Fees. For the performance by ALPS pursuant to this Agreement, the Fund agrees to pay ALPS fees as described in Appendix B attached hereto. Such fees may be changed from time to time subject to mutual written agreement between the Fund and ALPS.

2.2 Invoices. The Fund agrees to pay all fees and reimbursable expenses within thirty days following the receipt of the respective billing notice.

3.   REPRESENTATIONS AND WARRANTIES OF ALPS

     ALPS represents and warrants to the Fund that:

3.1 It is a duly registered transfer agent under the Securities and Exchange Act of 1934.

3.2 It is duly organized and existing as a corporation and in good standing under the laws of the State of Colorado.

3.3 It is empowered under applicable laws and by its Articles of Incorporation and By-laws to enter into and perform this Agreement.

3.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

3.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement in accordance with industry standards.

3.6 It will provide the Fund with all information necessary to complete its filing requirements in a timely fashion.

4.   REPRESENTATIONS AND WARRANTIES OF THE FUND

     The Fund represents and warrants to ALPS that:

4.1 It is an open-end investment company duly organized and existing under the laws of the state of Maryland.

4.2 It is empowered under applicable laws and by its Articles of Incorporation and By-laws to enter into and perform this Agreement.

4.3 The Board of Directors has duly authorized it to enter into and perform this Agreement.

5.   WIRE TRANSFER OPERATING GUIDELINES/ARTICLES 4A OF THE UNIFORM COMMERCIAL
     CODE

5.1 ALPS and the Fund agree upon the security procedures for fund's transfer and account maintenance that are listed in Appendices C and D attached hereto and incorporated herein by this reference (the "Security Procedures"). Upon the receipt of a payment order in compliance with such Security Procedures, ALPS is authorized to promptly debit the appropriate account(s) chosen for funds transfer and in the amount of money that ALPS has been instructed to transfer. ALPS shall execute payment orders in compliance with the Security Procedures and with the Fund's instructions on the date received, provided that such payment order is received by the customary deadline for processing such a request, which is 4:00 p.m. Eastern time subject to the terms of the Fund's current prospectus, unless the payment order specifies a later time. All payment orders and communications received after the customary deadline will be deemed to have been received the next business day.

5.2 ALPS shall process all payment orders to the account number indicated in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

5.3 ALPS reserves the right to decline to process or delay the processing of a payment order (a) which is in excess of the collected balance in the account to be charged at the time of ALPS' receipt of such payment order; or (b) if ALPS, in good faith, is unable to determine that the transaction has been properly authorized.

5.4 ALPS shall use reasonable efforts to act on all authorized requests, received after the customary deadline, to cancel or amend payment orders received in compliance with the Security Procedures, provided that such requests are received in a timely manner affording ALPS reasonable opportunity to act. However, ALPS assumes no liability if the request for amendment or cancellation cannot be satisfied, as long as ALPS has acted reasonably.

5.5 ALPS shall not be liable for failure to detect any erroneous payment order, provided that ALPS complies with the Security Procedures and with the payment order instructions as received.

5.6 When the Fund initiates or receives Automated Clearing House ("ACH") credit and debit entries pursuant to the guidelines and the rules of the National Automated Clearing House Association, ALPS or its bank will act as an Originating Depository Financial Institution and/or receiving depository Financial Institution, as the case may be, with respect to such entries. Credits given by ALPS with respect to an ACH credit entry are provisional until ALPS receives final settlement for such entry from the Federal Reserve Bank. If ALPS does not receive such final settlement, the Fund agrees that ALPS shall receive a refund of the amount credited to the Fund in connection with such entry, and the party making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

5.7 Confirmation of ALPS' execution of payment orders shall ordinarily be provided within twenty-four (24) hours, but no later than forty-eight (48) hours, notice of which may be delivered electronically, or by facsimile or call-back. Call-back confirmations will be followed with a written confirmation. Confirmation will be delivered to the Shareholders in accordance with applicable regulations and the prospectus.

6.   INDEMNIFICATION

6.1 ALPS shall not be responsible for, and the Fund shall indemnify and hold ALPS harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

     (a) All actions of ALPS or its agent or subcontractors , if such agent or subcontractors have been approved by the Directors, required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

     (b) the Fund's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Fund hereunder;

     (c) The good faith reliance upon, and any subsequent use of or action taken or omitted, by ALPS, its agents or subcontractors, on: (i) any information, records, documents, data, stock certificates or services, which are received by ALPS or its agents or subcontractors by machine readable input, facsimile, electronic instructions or other similar means authorized by the Fund, and which have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar; (ii) any written instructions or requests of the Fund or any of its officers; (iii) any written instructions or opinions of the Fund's legal counsel with respect to any matter arising in connection with the services to be performed by ALPS under this Agreement which are provided to ALPS after consultation with such legal counsel; or
          (iv) any paper or document reasonably believed to be genuine, authentic, or signed by the proper person or persons;

     (d) The offer or sale of Shares in violation of federal securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal agency with respect to the offer or sale of such Shares.

     This indemnification shall not extend to any losses, damages, costs, charges, expenses or legal fees arising out of or related to the breach of any representation, warranty or obligation of ALPS under any other agreement between ALPS and the Fund.

6.2 In any case in which the Fund may be asked to indemnify or hold ALPS harmless, the Fund shall be advised of all pertinent facts concerning the situation in question. ALPS will notify the Fund promptly after identifying any situation which presents a claim for indemnification against the Fund although the failure to do so shall not prevent recovery by ALPS except as to the extent the Fund has been prejudiced thereby. The Fund shall have the option to defend ALPS against any claim which may be the subject of this indemnification, and, in the event that the Fund so elects, such defense shall be conducted by counsel chosen by the Fund and reasonably satisfactory to ALPS, and thereupon the Fund shall take over complete defense of the claim and ALPS shall sustain no further legal or other expenses in respect of such claim. ALPS will not confess any claim or make any compromise in any case in which the Fund will be asked to provide indemnification, except with the Fund's prior written consent. The obligations of the parties hereto under this Section shall survive the termination of this Agreement.

7.   STANDARD OF CARE

     ALPS shall at all times act in good faith and agrees to use its best efforts to ensure the accuracy and completeness of all services performed under this Agreement. At all times, ALPS shall be held to the standard of care of a reasonable transfer agent in the mutual fund industry and shall be liable for any errors caused by the gross negligence, willful misconduct or bad faith of its employees.

8.   CONFIDENTIALITY

8.1 ALPS agrees on behalf of itself and its officers, directors, employees and agents, to treat confidentially and as proprietary information of the Fund's, records and other information relative to the Fund's shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval may not be withheld where ALPS may be exposed to civil, regulatory or criminal proceedings for failure to comply, or when requested to divulge such information by duly constituted authorities.

9.   COVENANTS OF THE FUND AND ALPS

9.1 ALPS hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

9.2 ALPS shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable to maintain compliance with applicable laws, rules and regulations. To the extent required by Section 31 of the 1940 Act, as amended, and the Rules thereunder, ALPS agrees that all such records prepared or maintained by ALPS relating to the services to be performed by ALPS hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund, at the Fund's expense, on and in accordance with its request. Additionally, ALPS will make reasonably available to the Fund and its authorized representatives records maintained by ALPS pursuant to this Agreement for reasonable inspection, use and audit, and will take all reasonable action to assist the Fund's independent accountants, rendering their opinion.

9.3 In case of any request or demands for the inspection of the shareholder records of the Fund, ALPS will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection.

10. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective as of _______________, 2003, and, unless sooner terminated as provided herein, shall continue until ____________, 2006, (the "Initial Term"). During the Initial Term, this Agreement may be terminated, without penalty, solely by agreement of the parties on not less than sixty days written notice or for cause. After the Initial Term, this Agreement may be terminated without cause and without penalty by the Fund or by ALPS, on not less than ninety days written notice to the other party. The Fund may immediately terminate this Agreement for cause as defined below.

     Termination for "cause" shall mean:

          (i) breach by ALPS of its duty of care under Section 7 which is not cured within 10 days after written notice of such breach is delivered to ALPS;

          (ii) regulatory, administrative, or judicial proceedings against ALPS which result in a determination that it has violated any rule, regulation, order, or law and which in the reasonable judgment of the Fund's Board of Directors, including a majority of the Directors who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, substantially impairs the performances of ALPS' obligations and duties hereunder;

          (iii) financial difficulties on the part of ALPS which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time in effect, or any applicable law other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or

          (iv) any other circumstances which in the reasonable judgment of the Directors, including a majority of the Directors who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, substantially impairs on an on-going basis the performance of ALPS' obligations and duties hereunder.

     Upon termination of this Agreement, ALPS shall deliver to the Fund or as otherwise directed by the Fund (at the expense of the Fund) all Fund records.

11.  ASSIGNMENT AND THIRD PARTY BENEFICIARIES

11.1 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. Any attempt to assign this Agreement in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

11.2 Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than ALPS and the Fund, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of ALPS and the Fund. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

11.3 This Agreement does not constitute an agreement for a partnership or joint venture between ALPS and the Fund. Neither party shall make any commitments with third parties that are binding on the other party without the other party's prior written consent.

12.  MISCELLANEOUS

12.1 Amendment. This Agreement may be amended or modified by a written agreement executed by both parties.

12.2 Colorado Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Colorado.

12.3 Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

12.4 Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

12.5 Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

12.6 Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any Schedules hereto, the terms of the Agreement shall take precedence.

      However, any written amendment to the Agreement shall incorporate the Agreement and shall take precedence over any existing term in the Agreement, to the extent applicable.

12.7 Audit of Records. ALPS will permit the Fund or its authorized agents to visit, inspect, duplicate, examine, audit and verify (collectively "audit") the Records belonging to or in the possession or control of ALPS. Such audit will be completed at ALPS' office or elsewhere during regular business hours, and with at least seventy-two (72) hours prior notice to ALPS. The Records to which the Fund will have access are those which are required by law to be maintained pursuant to the provision of the Services which ALPS provides to the shareholders. The Fund may make copies and make extracts from such records, provided that such audit shall not unreasonably interfere with ALPS' normal course of business.

12.8 Waiver. No waiver by either party or any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

12.9 Merger of Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

12.10 Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

12.11 Reproduction of Documents. This Agreement and all schedules, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

12.12 Notices. All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

              (a) If to the Fund, to:

              Agile Funds, Inc.
              4141 Arapahoe Avenue, Suite 207
              Boulder, Colorado  80303
              Attn: Marc Nicolay

              With a copy to:

              Moye Giles LLP
              1225 17th Street, 29th Floor
              Denver, Colorado  80203


              (b) If to ALPS, to:

              ALPS Mutual Funds Services, Inc.
              1625 Broadway, Suite 2200
              Denver, CO 80202
              Attn: General Counsel


12.13 Additional Portfolios. If the Fund establishes one or more additional series with respect to which it wishes to retain ALPS to serve as transfer agent hereunder, it will notify ALPS in writing. If ALPS is willing to render such services under this Agreement, it will so notify the Fund in writing, whereupon such series will become a "Portfolio" as defined hereunder and will be subject to the provisions of this Agreement to the same extent as the Fund is named above, except to the extent that such provisions are modified with respect to such new Portfolio in writing by the Fund and ALPS.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                    ALPS MUTUAL FUNDS SERVICES, INC.


                                    By:
                                       ---------------------------------------
                                    Name:
                                    Title:


                                    AGILE FUNDS, INC.


                                    By:
                                       ---------------------------------------
                                    Name:   Marc Nicolay
                                    Title:  President/CEO

                                   APPENDIX A


The Agile Multi-Strategy Fund

                                   APPENDIX B

                                      FEES


     Fees paid to ALPS shall be calculated daily and payable monthly by each series at the annual rate of:

     o $20,000 per series (waived to $15,000 per series for the first year of operations); plus

     o    $7,500 per additional class of shares per series; plus

     o    $15 per account

     In addition, out-of-pocket expenses will be billed as incurred, which may include, but are not limited to confirmation statements, investor statements, postage, NSCC interface, customized programming/enhancements, stationary, customer identification verification, and other expenses which may occur at the direction of the Fund.

                                   APPENDIX C

                               SECURITY PROCEDURES
                               FOR FUNDS TRANSFER

Telephone Verification Procedures:

ALPS will require verification of all of the following by the caller
                        [ ]       Social Security number or Tax ID number
                        [ ]       Account Registration / Legal Name of Account
                        [ ]       Mailing Address of Record

Transfer instructions may be accepted by the following methods for the transactions as they are detailed below.

------------------------------------------------------------------ --------------- ------------ --------------------------------
                    Funds Transfer Procedures                          Phone*          Fax                   Mail
------------------------------------------------------------------ --------------- ------------ --------------------------------
                                                                                                 NO Signature      Signature
                                                                                                   Guarantee       Guarantee
                                                                                                   Required        Required
------------------------------------------------------------------ --------------- ------------ --------------- ----------------
Redemptions
------------------------------------------------------------------ -------------------------------------------------------------
  Wire to bank instructions on record                                    X              X             X
------------------------------------------------------------------ --------------- ------------ --------------- ----------------
  Wire to new bank instructions (not on record)                                                                        X
------------------------------------------------------------------ --------------- ------------ --------------- ----------------
  ACH to bank instructions on record                                     X              X             X
------------------------------------------------------------------ --------------- ------------ --------------- ----------------
  ACH to new bank instructions (not on record)**                                                                       X
------------------------------------------------------------------ --------------- ------------ --------------- ----------------
  Send by check to owner and address of record                           X              X             X
------------------------------------------------------------------ --------------- ------------ --------------- ----------------
  Send by check to different owner or address (not on
  record)                                                                                                              X
------------------------------------------------------------------ --------------- ------------ --------------- ----------------
  Exchanges between Funds                                                X              X             X
------------------------------------------------------------------ --------------- ------------ --------------- ----------------
Purchases
------------------------------------------------------------------ --------------- ------------ --------------- ----------------
  Purchase by wire                                                       X              X             X
------------------------------------------------------------------ --------------- ------------ --------------- ----------------
  Purchase by check                                                                                   X
------------------------------------------------------------------ --------------- ------------ --------------- ----------------
  Purchase by ACH initiated by Shareholder's bank                        X              X
------------------------------------------------------------------ --------------- ------------ --------------- ----------------
  Purchase by Transfer Agency initiated ACH
  from shareholder bank instructions on record**                         X              X             X
------------------------------------------------------------------ --------------- ------------ --------------- ----------------
Transfers
------------------------------------------------------------------ --------------- ------------ --------------- ----------------
  Transfer out of the fund to another firm                                                                             X
------------------------------------------------------------------ --------------- ------------ --------------- ----------------

* Phone option is available for redemptions ONLY if the Telephone Redemption Privileges have been established on the account.

** Available AFTER 7 day waiting period for ACH Prenote verification by bank.

Please note: Persons authorized to give instructions under the Transfer Agency Agreement may waive these Security Procedures for special circumstances or situations.

                                   APPENDIX D

                               SECURITY PROCEDURES
                             FOR ACCOUNT MAINTENANCE


Telephone Verification Procedures:

ALPS will require verification of all of the following by the caller
                              [ ]   Social Security number or Tax ID number
                              [ ]   Account Registration / Legal Name of Account
                              [ ]   Mailing Address of Record

Fax Verification Procedures:

ALPS will require that the fax contain an authorized signature for verification.

----------------------------------------------------------------------- ----------- ---------- --------------------------------
                     Account Maintenance Function                         Phone        Fax                  Mail
----------------------------------------------------------------------- ----------- ---------- --------------------------------
                                                                                                NO Signature      Signature
                                                                                                  Guarantee       Guarantee
                                                                                                  Required        Required
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Establish New Account*                                                                               X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Change Address of Record**                                                              X            X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Changing SS# (IRS requires certified W-9)                                  n/a          X            X               n/a
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Name Change (Divorce or Marriage)                                                                                     X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Re-Registration of Account                                                                                            X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Changing Bank Wiring instructions on Record                                                                           X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Changing ACH instructions on Record***                                                                                X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Establishing Telephone Redemption Privileges                                                                          X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Starting New AIP***                                                                                                   X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Canceling AIP                                                               X           X            X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Decreasing AIP $ Amount                                                     X           X            X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Increasing AIP $ Amount                                                     X           X            X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Changing Bank Info for AIP**                                                                                          X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Starting New Systematic Withdrawal Plan (SWP) to Address or Bank                        X            X
instructions on record
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Starting New Systematic Withdrawal Plan (SWP) to Address not on                                                       X
record***
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Canceling SWP                                                               X           X            X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Decreasing or increase SWP $ Amount                                         X           X            X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Add/Delete/Update an Interested Party (additional mailings)                             X            X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------


                                       14


----------------------------------------------------------------------- ----------- ---------- --------------------------------
                     Account Maintenance Function                         Phone        Fax                  Mail
----------------------------------------------------------------------- ----------- ---------- --------------------------------
                                                                                                NO Signature      Signature
                                                                                                  Guarantee       Guarantee
                                                                                                  Required        Required
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Add/Delete/Update a broker dealer on the account                                        X            X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Changing Bank Info for SWP***                                                                                         X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Changing Dividend Options from cash to reinvest                                         X            X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Changing Dividend Distribution option from reinvest to Cash via Check
to Address of record                                                                    X            X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Changing Dividend Distribution option from reinvest to Cash via ACH
to Bank instructions on record                                                          X            X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Changing Dividend Distribution option from reinvest to Cash via ACH
to Bank instructions not on record***                                                                                 X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Sending Cash Dividends to Secondary Address not on record
                                                                                                                      X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Setting Up Systematic Exchange                                                          X            X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------
Setting Up Systematic Dividend Exchange                                                 X            X
----------------------------------------------------------------------- ----------- ---------- --------------- ----------------

* Hold on all redemptions until original account application is received..
** Signature Guarantee is required for any redemption by check within 15 days of a change to the Address of Record.
*** Available AFTER 7 day waiting period for ACH Prenote verification by bank.

Please note: Persons authorized to give instructions under the Transfer Agency Agreement may waive these security procedures for special circumstances or situation

                                       15